UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 11, 2011
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On May 11, 2011, International Lease Finance Corporation (the “Company”) issued a press release announcing that Elias Habayeb, who joined the Company on May 2, 2011, has been named as the Company’s Chief Financial Officer, effective May 11, 2011. The press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events.
Elias Habayeb has been named Chief Financial Officer of the Company, effective May 11, 2011. Mr. Habayeb replaced Frederick S. Cromer, who became President of the Company on April 1, 2011. Mr. Cromer will continue to serve as the Company’s President.
Mr. Habayeb most recently served as Senior Vice President, Investments and Financial Services for the Company’s parent, American International Group, Inc. (“AIG”). At AIG, he was responsible for management of a number of key programs including overseeing AIG’s Matched Investment Program, AIG Financial Products’ assets and debt, and AIG Markets which included in excess of $30 billion in assets and liabilities.
Additionally, Mr. Habayeb served as Chief Financial Officer of AIG’s Financial Services Division from 2005 to 2009. This division included International Lease Finance Corporation, along with capital markets, consumer finance and premium finance operations. Prior to AIG, Mr. Habayeb was a partner in Deloitte & Touche’s Capital Markets Group where he was one of the firm’s national leaders on accounting for financial instruments and advising clients on derivatives and structured transactions.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:
     (d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated May 11, 2011

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Elias Habayeb
Elias Habayeb
Chief Financial Officer

DATED: May 11, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 11, 2011